Exhibit 5.01

                                 Arent Fox, PLLC
                                  1675 Broadway
                          New York, New York 10019-5820
                                  212-484-3900

                                                July 29, 2004

I.C. Isaacs & Company, Inc.
3840 Bank Street
Baltimore, Maryland 21224-2522

Ladies and Gentlemen:

      We have acted as counsel for I.C. Isaacs & Company, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") registering 1,100,000 shares of Common Stock, par value $0.0001 per share (the "Shares"), issuable pursuant to the exercise of awards granted under the I.C. Isaacs & Company, Inc. Amended and Restated Omnibus Stock Plan (the "Plan").

      We have examined copies of the Company's Amended and Restated Certificate of Incorporation, as amended and Amended and Restated By-Laws, the Plan, all resolutions adopted by the Company's Board of Directors relating to the above and other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for this opinion. In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to this opinion, we have relied on statements and certificates of officers and representatives of the Company and others.

      Based upon the foregoing, we are of the opinion that the Shares issuable under the Plan have been duly authorized and will be (when issued, sold and delivered as authorized) validly issued, fully paid and non-assessable.

      The opinion set forth herein is limited to matters governed by the laws of the State of Delaware and the Federal Laws of the United States of America, and we express no opinion as to any other laws.

      We hereby consent to the filing of this opinion as Exhibit 5.01 to the Registration Statement.

                                                       Very truly yours,


                                                       /s/ Arent Fox, PLLC